Grayscale Funds Trust 485BPOS

Exhibit 99(g)(ii)

FIFTH AMENDMENT TO THE
ETF CUSTODY AGREEMENT

THIS FIFTH AMENDMENT is made and entered into as of the last date on the signature page (the “Effective Date”), by and between, GRAYSCALE FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

WHEREAS, the parties entered into a ETF Custody Agreement dated as of May 17, 2024 (the “Agreement”); and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following fund; and

●     Grayscale Ethereum Premium Income ETF

●     Grayscale Ethereum Covered Call ETF

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	As of the Effective Date, Exhibit A is hereby superseded and replaced in its entirety with the Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

GRAYSCALE FUNDS TRUST	U.S. BANK NATIONAL ASSOCIATION

By:	By:
Name: David LaValle	Name: Greg Farley
Title: President & Principal Executive Officer	Title: Sr. Vice President
Date: 04/10/2025	Date: 4/11/25

EXHIBIT A

Custody Agreement

Name of Series

Grayscale Privacy ETF

Grayscale Bitcoin Miners ETF

Grayscale Bitcoin Covered Call ETF

Grayscale Bitcoin Premium Income ETF

Grayscale Bitcoin Adopters ETF

Grayscale Ethereum Premium Income ETF

Grayscale Ethereum Covered Call ETF

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